Morgan Stanley High Yield Securities Inc.
                          Item 77(O) 10F-3 Transactions
                         January 1, 2003 - June 30, 2003



 Security   Purcha  Size of  Offer    Total   Amount   % of    % of
Purchased     se/   Offerin   ing    Amount     of    Offeri   Fund   Brokers
             Trade     g     Price     of     Shares    ng      s
             Date              of   Offering  Purcha  Purcha   Tota
                             Share              sed     sed     l
                               s                By      By     Asse
                                               Fund    Fund     ts



                                                                     Citigroup,
                                                                     JP Morgan,
                                                                        RBC
            06/16/  3,500,0  $100.  $350,000  1,810,  0.517%   0.25   Capital
              03       00      00     ,000      000             6%    Markets,
  Rogers                                                               Scotia
Cable Inc.                                                            Capital,
                                                                         TD
                                                                     Securities
                                                                       , CIBC
                                                                       World
                                                                      Markets,
                                                                        BMO
                                                                      Nesbitt
                                                                     Burns and
                                                                      SG Cowen




                                                                       Lehman
                                                                     Brothers,
   PG&E                                                              Citigroup,
Corporatio  06/27/  600,000  $100.  $60,000,  1,810,  0.013%   0.25   Goldman
    n         03      ,000     00    000,000    000             6%     Sachs,
                                                                       Morgan
                                                                      Stanley
                                                                      and Banc
                                                                        One
                                                                      Capital
                                                                      Markets
                                                                        Inc